    As filed with the Securities and Exchange Commission on _______________.
                           Registration No. 333-52702

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------

                               Amendment No. 1 to
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                        --------------------------------

                            VERTEX INTERACTIVE, INC.
               (Exact Name of Registrant as Specified in Charter)

         New Jersey                                    22-2050350
(State of Incorporation)                  (IRS Employer Identification Number)

                      -------------------------------------

                                 23 Carol Street
                            Clifton, New Jersey 07014
                                 (973) 777-3500

               (Address, including zip code, and telephone number,
                 including area code, of Registrant's principal
                               executive offices)

                         -------------------------------

                               Nicholas R.H. Toms
                            Vertex Interactive, Inc.
                                 23 Carol Street
                            Clifton, New Jersey 07014
                                 (973) 777-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -------------------------------

                                   Copies To:
                      Law Offices of Jeffrey D. Marks, P.C.
                               415 Clifton Avenue
                            Clifton, New Jersey 07012

                         -------------------------------

     Approximate Date of Commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [XX]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                              Proposed Maximum      Proposed Maximum       Amount of
Title of Each Class of         Amount to      Offering Price        Aggregate              Registration
Securities to be Registered    be Registered  Per Share(1)          Offering Price(1)        Fee(2)

Common stock, par
value $0.005 per share         9,899,792        $7.06               $69,892,532            $14,089
========================================================================================================



     (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

     (2) $6,698 previously paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                   PROSPECTUS

                             (SUBJECT TO COMPLETION)

                        9,899,792 Shares of Common Stock

                            VERTEX INTERACTIVE, INC.


     Vertex Interactive, Inc. provides data collection and management systems that allow businesses to more efficiently serve their customers from the entry of an order for a product through its delivery to the user. This Prospectus relates to the offer and sale from time to time of up to 9,899,792 shares of our common stock by the Vertex Interactive, Inc. shareholders named in this Prospectus. We will not receive any proceeds from the sale of these shares.

     Our common stock is listed on the Nasdaq National Market under the symbol "VETX ". The last reported sale price of our common stock on January 26, 2001 was $7.06 per share.


     Our principal executive offices are located at 23 Carol Street, Clifton, New Jersey, 07014, and our telephone number at that address is (973) 777-3500.

                       ----------------------------------

     See "Risk Factors" beginning on page 4 for information you should consider before purchasing these shares.

                      ------------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     If it is against the law in any state to make an offer to sell the shares, or to solicit an offer from someone to buy the shares, then this Prospectus does not apply to any person in that state, and no offer or solicitation is made by this Prospectus to any such person.

     You should rely only on the information provided or incorporated by reference in this Prospectus or any supplement. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

                                TABLE OF CONTENTS

Summary ....................................................................  4
Risk Factors ...............................................................  4
Cautionary Note Regarding Forward-Looking Statements........................  8
Where You Can Find More Information.........................................  9
About Vertex Interactive, Inc............................................... 10
Use of Proceeds............................................................. 10
Selling Stockholders........................................................ 11
Plan of Distribution........................................................ 34
Legal Matters............................................................... 35
Experts..................................................................... 36

                                 SUMMARY

Vertex Interactive, Inc. is a leading provider of supply chain management software and systems. Our products focus on the execution part of supply chain management, which is the automation of business processes designed to manage orders, manage the procurement and selection of products so ordered, and manage the delivery of such products through the chain of supply to end customers. These systems include both proprietary and third party software and third party hardware, which are resold by us as part of an integrated solution.


This Prospectus relates to the offer and sale from time to time of up to 9,899,792 shares of our common stock by the Vertex Interactive, Inc. shareholders named in this Prospectus. We will not receive any proceeds from the sale of these shares.

Recent Developments

     On December 29, 2000, we completed the acquisition of Applied Tactical Systems ("ATS") in a transaction valued at approximately $19 million, paid for through the issuance of 3.0 million shares of our common stock. ATS is a leading provider of real time interactive supply chain management software headquartered in Fairfield, New Jersey with regional offices in New York and Ohio.

               The date of this Prospectus is __________________.

                                  RISK FACTORS

     You should carefully consider the following risk factors relating to Vertex Interactive, Inc. and our common stock before purchasing the shares offered by this prospectus.

     WE ARE SUBJECT TO RISKS ASSOCIATED WITH OUR PAST AND ANTICIPATED FUTURE ACQUISITIONS OF OTHER BUSINESSES.


     Since September 1999, we have acquired nine businesses, and expect to continue acquiring businesses as part of our growth strategy of supplementing internal expansion with acquisitions. Our acquisitions may not improve our financial performance in the short or long term as we expect.


     On September 22, 1999, we acquired all of the outstanding capital stock of ICS International AG ("ICS"), a leading provider in Germany of integrated high-end wireless data capture solutions to industrial users.

     On September 27, 1999, we acquired all of the stock of Portable Software Solutions Limited, a company organized under the laws of England, and related companies (the "PSS Group"). The PSS Group is a leading provider of handheld terminal solutions to mobile workers in the United Kingdom, primarily in the door-to-door insurance and dairy industries.

     On March 31, 2000, we acquired all of the stock of Data Control Systems, Inc., ("Data Control"), a New Jersey based company. Data Control is a leading provider of wireless product tracking and warehouse management systems.

     In April, 2000, we acquired all of the stock of Auto-ID, Inc., a Florida based reseller of bar coding equipment.

     In June, 2000, we acquired Societe Italiana Servizi Italservice S.r.l. ("S.I.S."), a provider of computer maintenance and software support services. S.I.S. is headquartered in Milan, Italy and has customers throughout Italy, France and Spain.

     In June, 2000, we acquired all of the stock of Positive Developments, Inc. ("PDI"), a California based designer of software solutions for supply chain applications.

     In June, 2000, we acquired all of the stock of Communication Services, International, Incorporated ("CSI"), a California based designer and installer of wireless communications and cabling networks.

     Effective September 30, 2000 we acquired all of the stock of Renaissance Software, Inc. ("Renaissance"). Renaissance is headquartered in Lake Success, New York and is a leading provider of e-business supply chain management software.


     In December, 2000 we acquired all of the stock of Applied Tactical Systems ("ATS"), a leading provider of real time interactive supply chain management software.


         We plan on bringing the PSS Group, ICS, and S. I. S. products to the United States market and plan on integrating DCS, CSI, Renaissance and ATS with the European Market. Our ability to integrate the products of any acquired businesses may be adversely affected by customer resistance to acquired products.

         Our failure to retain management and sales personnel and higher administrative cost may also affect our ability to integrate acquired businesses, although we have not had those problems with the acquisitions to date. We also do not anticipate this problem with ATS.

         Through our future acquisitions, we may not eliminate as many redundant costs as we anticipated in selecting our acquisition candidates. The eight acquisitions completed have met cost saving expectations and we anticipate that the ATS acquisition will also do so.

         One or more of our acquisition candidates also may have liabilities or adverse operating issues that we failed to discover prior to the acquisition. Although that is not the case thus far, it may be in the future.

         Even if acquired companies eventually contribute to an increase in our profitability, the acquisitions may adversely affect our earnings in the short term. Our earnings may decrease as a result of transaction-related expenses we record for the quarter in which we complete an acquisition. The amortization of goodwill and depreciation resulting from acquisitions also may contribute to reduce earnings.

         The way in which we pay for acquired businesses also involves risks. Our past acquisitions have been structured both as stock-for-stock transactions and cash transactions. Continuing volatility in the U.S. securities markets and fluctuations in our stock price may increase the risk that our stock-for-stock acquisitions could dilute our earnings per share. With respect to cash acquisitions, if we increase our bank borrowings or issue debt securities to finance future acquisitions, we will increase our level of indebtedness and interest expense, while if we issue additional common stock, we may dilute the ownership of our stockholders. In addition, we may not be able to obtain the funds we need on acceptable terms. These risks in the way we finance acquisitions could have a material adverse effect on our business, operating results and financial condition.

     OUR STOCK PRICE HAS FLUCTUATED OVER A WIDE RANGE, AND COULD FLUCTUATE SIGNIFICANTLY IN THE FUTURE, AS A RESULT OF OUR OPERATING PERFORMANCE AND CONDITIONS IN OUR INDUSTRY.


     From time to time, there may be significant volatility in the market price for our common stock. Since our common stock began to trade publicly in 1986, its market price has fluctuated over a wide range. During our last four complete fiscal quarters, the high last reported sale price of our common stock was $18.50 and the low last reported sale price of our common stock was $3.50. A number of factors involving Vertex Interactive, Inc. and our industry could contribute to future fluctuations in our stock price. These factors include the following:


         quarterly operating results of Vertex Interactive Inc. which could affect the attractiveness of our stock compared to the securities of other companies with better results or companies in other businesses;

         changes in general conditions in the economy or the technology sector which could affect the demand for our products and our operating results;

         our failure to complete and successfully integrate acquisitions of other companies, which could adversely affect our operating results and our ability to grow; and

         competition in the market, defined as both technology offerings and pricing, are intense, which could effect the demand for our product and operating results.

     THE DATA COLLECTION AND WAREHOUSE MANAGEMENT BUSINESSES ARE HIGHLY COMPETITIVE.

     We face competition from numerous foreign and domestic companies of various sizes. In our opinion, dominant companies with which we compete are, among others, Manhattan Associates, EXE Technologies, JDA Software, McHugh Software and Robocom Systems, as well as a variety of smaller software providers. Less often we will compete with companies such as i2 Technologies and IBM, who are also business partners, as well as ERP vendors such as SAP, Baan and Jd Edwards, some of whom are also partners in middleware technologies. Many of our competitors have greater financial, technical and marketing resources than we do. Competition in these areas is further complicated by possible shifts in market share due to technological innovation, changes in product emphasis and applications and new entrants with greater capabilities or better prospects.

     However, we believe that no other company possesses the broad base and depth of supply chain fulfillment products from the web based JAVA platform of our eSCM suite of products to the software solutions such as Stradivari which we believe provide us with a significant competitive advantage.

     WE HAVE ACQUIRED OPERATIONS IN EUROPE WHICH MAY ADVERSELY EFFECT OUR OPERATING RESULTS.

     The acquisitions of the PSS Group, ICS, and S.I.S. referred to in the first listed Risk Factor, have provided a presence for us throughout Europe. Risks of our international operations include:

         difficulties in collecting accounts receivable and longer collection periods than we are accustomed to in the United States difficulties in staffing and managing foreign operations

         changing and conflicting regulatory requirements

         potentially adverse tax consequences, tariffs and general export restrictions political instability

         fluctuations in currency exchange rates which may adversely impact reported revenue and earnings seasonal reduction in business activity during the summer months in Europe the impact of local economic conditions and practices.

     Any of the above factors could have a material and adverse effect on our international sales and operations, which, in turn, could adversely affect our overall business, operating results and financial condition.

     OUR SUCCESS LARGELY DEPENDS ON OUR ABILITY TO RETAIN OUR SENIOR MANAGEMENT.


     We are dependent in large part on the services of Nicholas R.H. Toms and Hugo Biermann, our Joint Chairmen of the Board and Joint Chief Executive Officers, Donald W. Rowley, our Executive Vice President of Finance and Administration, Raymond J. Broek, our Chief Financial Officer, Russell McCabe, our Chief Operating Officer-North America, Jacqui Gerrard, our Chief Operating Officer-Europe, Douglas Davis, our President of Point Solutions, a division of Vertex, Robert Schilt, the President and Chief Executive Officer of our subsidiary Renaissance Software Inc, and Louis Schilt, the Chief Operating Officer of Renaissance. Mr. Toms and Mr. Biermann provide services pursuant to a five year agreement through September 27, 2004, which automatically renews for successive one year terms unless terminated by Vertex or Mr. Toms and Mr. Biermann not less than 30 days prior to September 27, 2004 or any subsequent one year renewal term. Mr. Rowley and Ms. Gerrard do not have employment agreements with Vertex. Mr. Broek has an employment agreement through March 5, 2005. Mr. McCabe has a two year employment agreement through December 29, 2002. Mr. Davis has an employment agreement which may be terminated upon 30 days written notice by him or Vertex. Both Robert Schilt and Louis Schilt have 2 year employment agreements through September 17, 2002. The loss of the services of any of these key personnel, whether as a result of death, disability or otherwise could have an adverse effect upon our business.

     We are also dependent upon a number of highly skilled engineers and software specialists. We believe that the growth and future success of our business will depend in large part on our continued ability to attract, motivate and retain highly-skilled personnel. We may not be successful in doing so, as the competition for qualified personnel in our industry is intense.

     FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future offerings of equity securities.


     As of the date of this Prospectus, we are required by various registration rights agreements to effect registration statements covering resales of approximately 15,242,783 shares of common stock. This Prospectus forms a part of such a registration statement for 5,712,397 shares, which is stock we issued to stockholders of acquired businesses Auto ID, Inc, Communication Services, International, Incorporated, and Positive Developments, Inc, as well as shares we issued to private investors and a consultant through recent private placements as well as shares we issued to additional corporate consultants. The remaining 4,187,395 shares are related to the Renaissance acquisition (approximately 50% of 3,571,144 shares and all of the 545,840 shares reserved for issuance under stock options), a private placement of 1,124,461 shares (with 337,341 attached options) completed on December 20, 2000, and the settlement of all obligations to former shareholders of the PSS Group (398,000 shares). This registration statement satisfies our obligation to file a registration statement with the Securities and Exchange Commission for 50% of the Renaissance shares within 15 days after financial results covering at least 30 days of combined operations of Renaissance with Vertex have been publicly filed or announced.
We are obligated to file a registration statement for the remaining 50% of the Renaissance shares on June 30, 2001. This registration statement satisfies our obligation to use our best efforts to file a registration statement for the December 20 private placement shares by March 20, 2001. We also expect to grant registration rights to the stockholders of other businesses we may acquire in the future. We are required to bear the expenses of these registrations.


     WE DO NOT ANTICIPATE THAT WE WILL PAY CASH DIVIDENDS ON OUR COMMON STOCK.

     We have never paid cash dividends on our common stock and we do not anticipate that we will pay cash dividends in the foreseeable future.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy, our financing plans, forecasted demographic and economic trends relating to our industry, our ability to complete acquisitions and to recover acquisition-related costs, and similar matters are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as "may," "will,"

"anticipate," "estimate," "expect" or "intend." We cannot promise you that our expectations in such forward-looking statements will turn out to be correct. Our actual results could be materially different from our expectations. Important factors that could cause our actual results to be materially different from our expectations include those discussed in this Prospectus under the caption "Risk Factors."

                    WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act. Our Securities Exchange Act file number for those SEC filings is 0-15066. You may read and copy any document we file at the following SEC public reference rooms in Washington, D.C., and at the following SEC regional offices:

450 Fifth Street, N.W.              7 World Trade Center               500 West Madison Street
Room 1024                           Suite 1300                         Suite 1400
Washington, DC 20549                New York, NY 10048                 Chicago, IL 60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330.

     We file information electronically with the SEC. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

     This Prospectus is part of a registration statement we filed with the SEC. The SEC allows us to "incorporate by reference" certain documents we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until all of the selling stockholders sell all of the shares or the offering is otherwise terminated:


         Our Definitive Proxy Statement for the Shareholders meeting to be held on February 6, 2001, which we filed on January 17, 2001.

         Our Annual Report on Form 10-K for our fiscal year ended September 30, 2000, which we filed on December 19, 2000.

         Our Schedule 14A Information Statement which we filed on December 19, 2000

         Our current reports on Form 8K/a which we filed on December 4, 2000, June 14, 2000 and December 6, 1999.

         Our current reports on Form 8-K which we filed on October 2, 2000, April 12, 2000 and October 7, 1999.

         The description of our common stock contained in our registration statement on Form S-18 filed with the SEC, effective June 2, 1986, including any amendments or reports we filed for the purpose of updating this description; and

         Any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act.

     We will provide you with a copy of these filings, at no cost, if you write or telephone our Corporate Secretary at the following address:

                            Vertex Interactive, Inc.
                                 23 Carol Street
                            Clifton, New Jersey 07014
                                 (973) 777-3500

                         ABOUT VERTEX INTERACTIVE, INC.

Vertex Interactive, Inc. provides data collection and management systems that allow businesses to more efficiently serve their customers from the entry of an order for a product through its delivery to the user. This type of service is generally referred to as "Supply Chain Management". We design and supply the software programs that are required for this marketplace, install wireless communications and cabling networks, and supply the devices, which are manufactured by others.

The orders may be taken by a salesman in the customer's facility utilizing a hand held computer, over the phone or by transmission over the internet directly to the customer's computer system. Once the order is in the system, our software matches what is in inventory to the orders received and directs the staff in the warehouse, also equipped with hand held computers, to gather the items necessary to fulfill the order, pack them into a shipping container and deliver the container to the shipping area. In the shipping area, our system has printed the necessary paperwork and labels to direct the shipping clerks as to the destination and method of transportation for the shipment.

In some applications, the driver of the delivery vehicle may also act as a salesman. In these cases, he will have inventory on the truck that is not allocated to particular orders. He can then sell this inventory to users who may need it, but had not entered a large enough order for that product, or who require additional products. The user may also have products that he wants to return for credit. The driver/salesman can handle these transactions in the user's facility utilizing a hand held computer which is in direct contact with the warehouse computer.

We design the computer programs which handle the communications between all of the workers, whether they are mobile or in a facility. In addition we have designed products which manage all inventory functions within the warehouse. This is often referred to as a warehouse management system.

                                 USE OF PROCEEDS

     The selling stockholders will receive all of the net proceeds from the sale of their shares. Accordingly, Vertex Interactive, Inc., will not receive any proceeds from the sale of the shares.

                              SELLING STOCKHOLDERS

     On March 30, 2000, we completed the first phase of a private placement by issuing 2,887,500 unregistered common shares, par value of $.005 per share, to various investors for $23,100,000. From April 3 through April 17, 2000, we sold an additional 406,250 unregistered common shares to various investors for $3,250,000.

     In connection with the private placement, in March, 2000 we retained the services of Halpern Capital Advisors, a financial consulting firm controlled by Baruch Halpern. Halpern Capital Advisors is a division of Goldsmith & Harris, a registered broker-dealer. As partial compensation for services, 300,000 options to purchase our common stock were issued to Baruch and Shoshana Halpern at an exercise price of $8 per share. The shares underlying the options are being registered by this Registration Statement.

     In April 2000, we issued 100,000 unregistered shares of our common stock to acquire all of the outstanding common stock of Auto-ID, Inc. ("Auto-ID"), a reseller of bar coding equipment.

     Also in April 2000 we retained the services of H.C. Wainwright & Co., Inc., a financial consulting firm, to assist us in evaluating various strategic growth alternatives. As partial compensation for services, 50,000 options to purchase our common stock were issued to H.C. Wainwright, Inc at an exercise price of $8 per share. The shares underlying the options are being registered by this Registration Statement.

     In May 2000, we retained the services of Ibis Consulting Group, a financial consulting firm, in connection with potential capital raising transactions. As partial compensation for services, 250,000 options to purchase our common stock were issued to Ibis Consulting Group at an exercise price of $6.50 per share. The shares underlying the options are being registered by this Registration Statement.

     In June 2000, we acquired Positive Developments, Inc. ("PDI"), a designer of software solutions for supply chain applications, by exchanging 400,000 shares of our unregistered common stock for all of the common stock of PDI.

     Also in June 2000, we acquired Communication Services International, Incorporated ("CSI"), a designer and installer of wireless communications and cabling networks, by exchanging 1,317,647 shares of our unregistered common stock for all of the common stock of CSI.

     On July 5, 2000, we retained the services of Brookside Management Consultants Inc., a management consulting firm controlled by Gerald R. Cioci, to assist us in developing cash management systems. As partial compensation for services, 1,000 options to purchase our common stock were issued to Mr. Cioci at an exercise price of $10.25 per share. The shares underlying the options are being registered by this Registration Statement.


     Effective September 30, 2000, we acquired all of the stock of Renaissance Software, Inc. ("Renaissance") by exchanging 3,571,144 shares of our unregistered common stock for all of the stock of Renaissance. As part of the transaction 642,165 options to purchase Renaissance shares have been converted into 545,840 options to purchase shares of Vertex, at various prices. Approximately fifty percent of the common stock issued and all of the shares underlying the Vertex options are being registered by this Registration Statement.

     In December 2000 we again retained the services of H.C. Wainwright & Co. in connection with a private placement of 1,124,461 unregistered shares of our common stock with options to purchase 337,341 shares of our common stock at $7.50 per share to various investors for $5,622,305. As partial compensation for services, 25,000 options were issued to H.C. Wainwright & Co. at an exercise price of $5.00 per share. The private placement shares, and the shares underlying the private placement options and the H.C. Wainwright & Co. options are being registered by this Registration Statement.

     In January 2001 we issued 398,000 shares to former shareholders of Portable Software Solutions, Inc., a U.K company we purchased in September 1999. These shares were issued to settle all outstanding balances owed to the former shareholders, including notes payable of approximately $1,500,000 and the related interest thereon, and all balances due with respect to their compensation agreements.


     Pursuant to various agreements in connection with the above transactions, we are obligated to file a registration statement registering the shares we issued. Set forth below are the names of the holders of the shares of common stock issued in connection with the transactions above, together with the number of shares held by each such person which, to the best of our knowledge, represent all of the shares held by such holders. These shares are being registered by this Registration Statement.


Name of                             Number                                       Shares Beneficially
Beneficial                          of                   Relationship                Owned After
Owner                               Shares               to Company                   Offering
-----                               ------               ----------                   --------
A. Carey Zesiger                      6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

The Jenifer Altman                   25,000(1)                                            0
Foundation
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Alexa Zesiger Carver                  6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Albert L. Zesiger                    38,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Alza Corporation                     31,000(1)                                            0
Retirement  Plan
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Asphalt Green, Inc.                   6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Barrie Ramsay Zesiger                25,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Butler Family LLC                    13,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

David W.  Zesiger                     6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

The Dean Witter                      31,000(1)                                            0
Foundation
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Salvador O. Gutierrez                 6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

The Ferris F. Hamilton               16,000(1)                                            0
Family Trust
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Mary Ann S. Hamilton Trust           16,000(1)                                            0
For Self
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

HBL Charitable Unitrust              13,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Andrew Heiskel                       25,000(1)                                            0
Zesiger  Capital Group LLC
320 Park Avenue
New York, NY 10022

Helen Hunt                           13,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

James Cleary                          1,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

John J. & Catherine H.                1,000(1)                                            0
Kayola JTWROS
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Jeanne L. Morency                     6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Psychology Associates                 6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Leonard E. Kingsley                  13,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

The Lazar Foundation                 13,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Peter A. Looram                       9,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Mary C. Anderson                      9,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Murray Captial, LLC                  13,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Mary I. Estabil                       1,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

City of  Milford Employee            94,000(1)                                            0
Pension Fund
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Domenic J. Mizio                     25,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Morgan Trust  Co. of the             25,000(1)                                            0
Bahamas LTD.
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Nat Fed of Ind Bus Emp               44,000(1)                                            0
Pen TR
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Natl Fedn Ind Bus Corp A/C           44,000(1)                                            0
Zesiger Capital Group LLC
320 Park Ave
New York, NY 10022

Nicola Z. Mullen                      6,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Norwalk Employees' Pension           63,000(1)                                            0
Plan
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Public Employee Ret System          420,000(1)                                            0
of Idaho
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Roanoke College                      31,000(1)                                            0
Zesiger  Capital Group LLC
320 Park Avenue
New York, NY 10022

City of Stamford Firemen's           50,000(1)                                            0
Pension Fund
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Susan Uris Halpern                   25,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

William B. Lazar                      9,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Wells Family LLC                     31,000(1)                                            0
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Harold & Grace Willens               13,000(1)                                            0
JTWROS
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

Wolfson Investment Partners          19,000(1)                                            0
L.P.
Zesiger Capital Group LLC
320 Park Avenue
New York, NY 10022

David C. Halpert                      3,000                                               0
262 Mott Street Apt 201
New York, NY 10012

P.A.W. Partners, L.P.                62,500(2)                                            0
10 Glenville Street
Greenwich, CT 06831

P.A.W. Offshore Fund, Ltd            62,500(2)                                            0
10 Glenville Street
Greenwich, CT 06831

RIT Capital Partners PLC            312,500(3)                                            0
Spencer House
27 St. James's Place
London SW1A1NR

Sofaer Funds SCI Global             312,500(3)                                            0
Hedge Fund,
Meespierson (Cayman)
Limited, trustee
P.O. Box 2003 GT
Grand Pavillion Commercial
Center
Bougainvillea Way
802 West Bay Road
Grand Cayman

Mayer Offman                        200,000                                               0
265 E. 66th Street
Apt 11C
New York, NY 10021

Federal Partners, L.P.              812,500(4)                                            0
c/o The Clark Estates, Inc.
1 Rockefeller Plaza
15 West 48th Street
31st Floor
New York, NY  10020

Baruch and                          393,750(5)                                            0
Shoshana Halpern
c/o Halpern Capital Advisors
575 Lexington Avenue
4th floor
New York, NY 10022

Kosta Kartsotis                     125,000                                               0
Fossil Worldwide
2280 Greenville
Richardson, TX 75082

Antoine Tristani                     62,500                                               0
2241 Sacramento Street
Apt 2
San Francisco, CA 94115

Eleftherios Kostis                  100,000             Sales Consultant                  0
13715 Halliford Drive
Tampa, Florida 33624

Walt Reichman                       287,978             President, Positive               0
2525 East Maverick Avenue                               Developments, Inc.
Anaheim, CA 92806

Robert Ferreras                      53,794             Sales Consultant                  0
8223 De Palma Street
Downey, CA 90241

Doug Davis                           29,892             President of Point Solutions,     0
2917 Hermosa View Drive                                 a division of Vertex
Hermosa Beach, CA 90254

Deborah Pierce                       26,897             Sales Consultant                  0
2226 Canehill
Long Beach, CA 90815

Steven Huizenga                       1,439             Senior Programmer                 0
242 Eisenhower Way
Placentia, CA 92870

Roger Henley                        455,529             Divisional President              0
2904 Camino Capistrano #B
San  Clemente, CA 92672


William Ludka                       410,353             Divisional Vice                   0
3052 Brimhall Drive                                     President/Sales
Los Alamitos, CA 90720

Steven White                        451,765                                               0
3125 Corte Marin
Newport Beach, CA 92660

H.C. Wainwright & Co., Inc           33,750(6)                                            0
245 Park Avenue 44th Floor
New York, NY  10167

Scott Weisman                        16,747(7)(9)                                         0
c/o H.C. Wainwright
245 Park Avenue
New York, NY 10167

Matt Balk                            20,650(7)(10)                                        0
c/o H.C. Wainwright
245 Park Avenue
New York, NY 10167

Jason Adelman                        11,250(7)                                            0
c/o H.C. Wainwright
245 Park Avenue
New York, NY 10167

Eric Singer                          22,500(7)                                            0
c/o H.C. Wainwright
245 Park Avenue
New York, NY 10167

Ibis Consulting Group               250,000(8)                                            0
4500 Campus Drive
Suite #217
Newport Beach, CA

Gerald R. Cioci                       1,000                                               0
79 Brookside Terrace
North Caldwell, New Jersey
07006

BayStar Capital                     438,724(11)                                           0
1500 West Market St.
Suite 200
Mequon WI 53092

BayStar International,              146,253(12)                                           0
Ltd.
1500 West Market St.
Suite 200
Mequon WI 53092

Seneca Capital L.P.                 201,229(13)                                           0
527 Madison Ave.,
11th Floor
New York NY 10022

Seneca Capital                      383,749(14)                                           0
International, Ltd
527 Madison Ave.,
11th Floor
New York NY 10022

Mattison Family Trust                78,000(15)                                           0
3330 Bridgegate Dr.
Jupiter FL 33477

Bear Stearns Security                78,000(16)                                           0
Corporation, custodian
for
William C. Mattison Jr.
IRA rollover
3330 Bridgegate Dr.
Jupiter FL 33477

William C. Mattison Jr.              46,800(17)                                           0
3330 Bridgegate Dr.
Jupiter FL 33477

Charles Close                        42,250(18)                                           0
c/o H.C. Wainwright
245 Park Avenue,
44th Floor
New York NY 10167

Brett Singer c/o H.C.                 4,225(19)                                           0
Wainwright
245 Park Avenue,
44th Floor
New York NY 10167

Jamie Singer                          4,225(20)                                           0
c/o H.C. Wainwright
245 Park Avenue,
44th Floor
New York NY 10167

Aet Singer IRA                        4,225(21)                                           0
c/o H.C. Wainwright
245 Park Avenue,
44th Floor
New York NY 10167

Eric Singer IRA                       4,225(22)                                           0
c/o H.C. Wainwright
245 Park Avenue,
44th Floor
New York NY 10167

1520 Partners Ltd.                   23,184(23)                                           0
1520 South Ocean Blvd.
Palm Beach Fl 33480

Edmund Schaffzin                      2,125             Former Secretary                  0
41 River Terrace                                        Renaissance Software Inc.
New York NY 10282

Euro-America - II, L.P.              77,273(24)                                           0
c/o VENAD
342 Madison Avenue #807
New York NY 10173

Frederick R. Adler                  196,339                                               0
1520 South Ocean Blvd.;
Palm Beach
Palm Beach FL 33480

Jack Margossian                     224,478(25)         Former Director                   0
78 Orchard Street                                       Renaissance Software Inc
Ramsey NJ 07446

John Pappajohn                      204,773                                               0
c/o Equity Dynamics, Inc.
2116 Financial Center
Des Moines IA 50309

Louis Schilt                        238,580(26)         Chief Operating Officer           0
4 White Gate Drive                                      Renaissance Software Inc.
Old Brookville NY
11545

Robert Schilt                       417,852(27)         Chief Executive Officer           0
8 Vine Street                                           Renaissance Software Inc.
Waldwick NJ 07463

Matthew Kinley                        2,125                                               0
c/o Equity Dynamics, Inc.
2116 Financial Center
Des Moines IA
50309

Joseph Dunham                        12,750(28)         Former Director                   0
c/o Equity Dynamics, Inc.                               Renaissance Software Inc.
2116 Financial Center
Des Moines IA
50309

Howard Mintz                         23,375(29)         V.P., R&D                         0
53 Melrose Place                                        Renaissance Software Inc.
Montclair NJ 07042

The High Risk Players                 7,728(30)                                           0
c/o  Barry Nadler; Nyemaster,
Goode, Voigts, West,
Hansell & O'Brien
1416 Buckeye, Ste. 200
Ames IA 50010

Andrew Day                           22,950(31)         Exec. VP - Operations             0
294 Stanhope Road                                       Renaissance Software Inc.
Sparta NJ 07871

Michael Giossi                          595             Project Manager                   0
10 Adrienne Ct.                                         Renaissance Software Inc.
Farmingdale NY 11735

Kristine Helm                         3,187(32)         Programmer                        0
292 Stanhope Road                                       Renaissance Software Inc.
Sparta NJ 07871

Paige Pistone                         5,738(33)         Marketing Director                0
6 Second Avenue                                         Renaissance Software Inc.
Farmingdale NY 11735

Robert A. Spagnoli                    1,275(34)                                           0
224 Dorado Court North
Middle Island NY 19953

Anthony Perfetti                      2,125(35)         Vice President, Finance           0
2002 Wellington Ct.                                     Renaissance Software Inc.
Westbury NY 11590

JIBS Equities                         7,084(36)                                           0
P.O. Box 87; Line &
Grove Sts.
Nanticoke PA 18634

William Davidowitz                    7,084(37)                                           0
Foundation
P.O. Box 87; Line &
Grove Sts.
Nanticoke PA 18634

Penn Footwear Retirement              7,084(38)                                           0
Trust
P.O. Box 87; Line &
Grove Sts.
Nanticoke PA 18634

Chase 1991 Revocable Trust           15,584(39)                                           0
DTD 4/2/91 Andrew and Laura
Chase Trustees
145 Stonegate Road
Portola Valley CA
94025

Irwin Lieber                          6,375                                               0
8 Applegreen Drive
Old Westbury NY 11568

West Des Moines State Bank           24,084(40)                                           0
Custodian FBO James S. Cownie
1601 22nd Street
West Des Moines IA 50266

Leo Catsavis                          7,084                                               0
16 Upper Barnes Road
St. Louis MO 63124

Douglas Angstrom                      2,125                                               0
1775 York Avenue, Apt 26H
New York NY 10128

Robert Ishkanian                      4,250                                               0
441 Glendale Road
Wyckoff NJ 07481

Gary Malajian                         5,100                                               0
204 Brook Street
Haworth NJ 07641

Precor Venture Holdings,              7,728(41)                                           0
L.L.C.
825 N. Broadway Avenue,
Suite 300
Oklahoma City OK 73102

Ann Vassiliou                        12,750                                               0
94 Nathan Hale Drive
Stamford CT 06902

Hunter Lipton                         7,728                                               0
c/o Venad Administrative
Services, Inc; Suite 807
342 Madison Avenue
New York NY 10173

Debbie Breuning                      10,200(42)         VP, Customer                      0
40 Sunken Orchard Lane                                  & Product Support
Oyster Bay Cove NY                                      Renasissance Software Inc.
11771

James V. Bashian                     10,625                                               0
321 Crescent Avenue
Wyckoff NJ 07481

Gary A. Rosenberg                       566                                               0
25 Park Place - Apt. 3S
Great Neck NY 11021

Constantine Leo Catsavis and          3,542                                               0
Catherine Ruthy Catsavis
9925 Ladue Road
St. Louis MO 63124

Hrisostomoe Christ                    3,542                                               0
and Helen Christ
9291 Ladue Road
St. Louis MO 63124

Michael J. Christ                     4,250                                               0
5 The Prado
St. Louis MO 63124

Krause Investments LLC               14,167(43)                                           0
6400 Westown Parkway
West Des Moines IA
50266

Chieftain Corp                       14,167(44)                                           0
6400 Westown Parkway
West Des Moines IA
50266

Kyle J. Krause                        7,084                                               0
6400 Westown Parkway
West Des Moines IA
50266

Kerwin Cheng                          2,125             Technician                        0
1444 12 Street                                          Renaissance Software Inc.
Fort Lee NJ 07024

Dawn Roos                               850                                               0
52 Center Street
Cresskill NJ 07626

Fredrick Schreuder                   17,000                                               0
Elksveien 83
Osteraas  N-1361
Norway

Joseph Kiernan                        1,063(45)         Product Demonstrator              0
195 Arnold Street                                       Renaissance Software Inc.
Holbrook NY 11741

Barbara J. Mullen                       850             Executive Assistant               0
89 Glen Cove Avenue                                     Renaissance Software Inc.
Glen Cove NY 11542

Jeffrey Simpson                      36,125(46)         Former Director                   0
5096 Long Island Drive                                  Renaissance Software Inc.
Atlanta GA 30327

Donna O'Reilly                        2,267(47)         Director, Customer Service        0
209 McKinley Pkwy                                       Renaissance Software Inc.
Mineola NY 11501

Barry A. Halejian                     1,700                                               0
412 Glendale Road
Wykoff NJ 07481

Gerald Tsai Foundation               38,637(48)                                           0
Gerald Tsai, Jr., President
200 Park Avenue - Suite 4522
New York NY 10166

MACG, Inc.                              850(49)                                           0
64 Morewood Oaks
Port Washington NY
11050

Robert Fisher                         8,500                                               0
14 Gardiners Path
Sag Harbor NY 11963

Philip R. Chapman                     3,082                                               0
c/o VENAD
342 Madison Avenue,
Suite 807
New York, NY 10173

Jay S. Nickse                         1,488                                               0
77 Putting Green Road
Trumball CT 06611

New Hope Foundation                  23,183(50)                                           0
P.O. Box 209
Muscatine IA 52761

Tax Education Support                23,183(51)                                           0
Organization
P.O. Box 209
Muscatine IA 52761

Investor Protection, Inc.            30,910(52)                                           0
P.O. Box 209
Muscatine IA 52761

Edgewater II Management,              3,400(53)                                           0
LP
900 N. Michigan Ave.;
14th Fl
Chicago IL 60611

UFCW International                   85,863(54)                                           0
General Fund Appopriate
1775 K Street, NW
Washington D.C. 20006

UFCW Pension Plan                    11,162(55)                                           0
for Employees
1775 K Street, NW
Washington D.C. 20006

James S. Cownie                      12,879                                               0
1915 Grand Avenue
Des Moines IA 50309

University of Iowa                   21,465(56)                                           0
Foundation
500 Alumni Center
Iowa City IA 52244

Mark IV Industries                   21,465(57)                                           0
One Towne Center;
501 John James Audubon,
Box 810
Amherst NY 14226

John W. English                         215                                               0
P.O. Box 640
Summit NJ 07902

M. William Benedetto                    430                                               0
13 Edgemere Drive
Southhampton NY 11966

Michael M. Crete                      4,293                                               0
2884 E. Woodbridge Road
Acampo CA 95220

Donald L. Blumenthal 1983            10,733(58)                                           0
Revocable Trust
951 S. 35th Street
West Des Moines IA
50265

James A. Delaney                      4,293(59)                                           0
Declaration
of Trust 6-9-93
633 Ardsley Road
Winnetka IL 60093

Michael Hyatt                           859                                               0
c/o Bear Stearns & Co.
245 Park Avenue
New York NY 10167

David Schoenthal                        258                                               0
c/o Bear Stearns & Co.
245 Park Avenue
New York NY 10167

Salomon Smith Barney                    472(60)                                           0
custodian
for Mark Weissman IRA
4 Manhattanville Road
Purchase NY 10577

Salomon Smith Barney                     86(61)                                           0
custodian
for Cindy Weissman IRA
4 Manhattanville Road
Purchase NY 10577

Paul Weissman                           215                                               0
9 Gall Court
Springfield NJ 07081

Cynthia Weissman                        129                                               0
4-16 4th Street
Fair Lawn NJ 07410

Milton and Ragina Moss                  257                                               0
4-16 4th Street
Fair Lawn NJ 07410

Kevin Mulvey                            858                                               0
c/o Bear Stearns & Co.
245 Park Avenue
New York NY 10167

Richard Kates                           644                                               0
P.O. Box 4
Springtown PA 18081

University of Wisconsin              21,465(62)                                           0
Foundation
1848 University Avenue
Madison WI 53705

Wade Fetzer III                       4,293                                               0
4900 Sears Tower
Chicago IL 60606

Jack F. Kellner -                     2,147(63)                                           0
Descendants Trust
225 E. Mason Street
Milwaukee WI 53202

Ted D. Kellner                        2,147                                               0
3131 W. Donges Bay Road
Mequon WI 53092

USG Annuity & Life                   31,769(64)                                           0
Company
5780 Powers Ferry Road
Ste 300
Atlanta GA 30327

Equitable Life Insurance             11,162(65)                                           0
Company of Iowa
5780 Powers Ferry Road
Ste 300
Atlanta GA 30327

Mark Asset Management                 2,147(66)                                           0
Corporation
767 Fifth Avenue
New York NY 10153

Dennis E. Young                         215                                               0
521 Champagne Road
Waukee IA 50283

Centurion Life Insurance             12,879(67)                                           0
Company
Mail Station H 10-7
206 Eighth Street
Des Moines IA 50309

SBS Investors                         8,586(68)                                           0
c/o Stanley Seidler
P.O. Box 1297
Des Moines IA 50305

W. Tom Gould                          1,717                                               0
701 Walnut Street
Des Moines IA 50309

Tasha K. Gould                        2,576                                               0
701 Walnut Street
Des Moines IA 50309

J. Ira Harris Living Trust            5,581(69)                                           0
c/o Northern Trust
Company;
Attn: Ltd Partnership
Desk
P.O. Box 92996
Chicago IL 60675

William C. Knapp                      4,293(70)                                           0
Revocable Trust
500 Westown Parkway
West Des Moines IA
50266

Father Flanagan's                    42,932(71)                                           0
Trust Fund
c/o Philip J. Ruden
14100 Crawford Street
Boys Town NE 68010

Dr. James Peter                         113                                               0
c/o Santa Monica
Prop Ltd.
310 Marguerita Avenue
Santa Monica CA 90402

Jeremiah Callaghan                    1,717                                               0
1088 Park Avenue -
Apt. 9B
New York NY 10128

Robert McKay                          2,147(72)                                           0
Revocable Trust
11551 Plantero Drive
Santa Ana CA 92705

Elaine McKay Family                   2,147(73)                                           0
Limited Partnership
1645 Foothill Lane
Santa Ana CA 92705

Rahil M Choonawala                    3,116(74)                                           0
102 Avalon Circle
Smithtown NY
11787

Richard Straus                          425             Customer Service                  0
26 Coe Place                                            Renaissance Software Inc.
Huntington Station NY
11746

Scott V. Bouslog                      3,542                                               0
3001 West 67th Terrace
Shawnee Mission KS
66208

Clifton L McKellar                    4,816(75)         Director, Operations              0
590 Mildred Place                                       Renaissance Software Inc.
Uniondale NY
11553

Hubb & Co.                           14,167                                               0
665 Locust Street
Des Moines, Iowa
50309

Sireesha  Beeram                        425(76)                                           0
159A Boulevard
Elmwood Park, NJ
07407

Indu  Bhargava                          850(76)         Programmer                        0
422 Windsor Road                                        Renaissance Software Inc
Woodridge NJ
07075

Ted R Bielenda                        7,650(76)         Programmer                        0
565 Bogert Road                                         Renaissance Software Inc.
River Edge NJ
07661

Barbara  Boccia                         425(76)                                           0
89 Glen Cove Avenue
Glen Cove, NY
11542

Heena D Chheda                          425(76)         R&D Support                       0
66 Spring Valley Avenue                                 Renaissance Software Inc.
Paramus NJ
07652

Steven J Christensen                 24,225(76)         VP, Sales & Marketing             0
S61 N678 Mequon Ave                                     Renaissance Software Inc.
Cedarburg WI
53012

Karen  Di Mora                        1,190(76)         Dir. Business                     0
231 Larch Lane                                          Partner Relations
Smithtown NY                                            Renaissance Software Inc.
07670

Michael A Giossi                      1,360(76)         Project Manager                   0
10 Adrienne Court                                       Renaissance Software Inc.
Farmingdale NY
11735

Kiran A Griffith                        425(76)         R&D Support                       0
93 Bogerts Mill Road                                    Renaissance Software Inc.
Harrington Pk NJ
07640

Debra  Jackowitz                      3,825(76)         Director, R&D Support             0
89 Surrey Lane                                          Renaissance Software Inc.
Tenafly NJ
07670

Alma  Jelich                            425(76)         Programmer                        0
1 Crimson Avenue South                                  Renaissance Software Inc.
Malverne NY
11565

Maureen A Kohler                        425(76)         Customer Service                  0
3814 Clark Street                                       Renaissance Software Inc
Seaford NY
11783

Philip  Lilli                           425(76)         Programmer                        0
5 Round Lane                                            Renaissance Software Inc.
Levittown NY
11756

Hugo E Maldonado                        850(76)         Customer Service                  0
104-13 43rd Avenue                                      Renaissance Software Inc.
2nd Floor
Corona NY
11368

Brett M Malibashka                      850(76)         R&D Support                       0
240 Prospect Avenue -                                   Renaissance Software Inc.
Apt 443
Hackensack NJ
07601

Mark  McManigal                      25,500(76)         Former Director                   0
428 Carnation Ave,                                      Renaissance Software Inc.
Unit A
Corona del Mar, CA
92625

Michael P Metz                        2,125(76)         Project Manager                   0
4 Sunbeam Road                                          Renaissance Software Inc.
Syosset NY
11791

Bruce P Parlato                         850(76)         Customer Service                  0
151-35 84th Street,                                     Renaissance Software Inc.
Apt 4F
Howard Beach NY
11414

Nilesh B Patel                          850(76)         R & D Support                     0
133 Columbia Avenue                                     Renaissance Software Inc
Nutley NJ
07110

Nino  Priore                            850(76)                                           0
168 Delancey Place
Bronx NY 10467

Arnold B Pulver                       2,975(76)         Project Manager                   0
193 Shady Brook Lane                                    Renaissance Software Inc.
West Islip NY
11795

John C Raguso                         2,550(76)         Programmer                        0
199 N. Beverwyck Rd,                                    Renaissance Software Inc.
Apt C-15
Lake Hiawatha NJ
07936

Deborah  Schilt                         850(76)         Payroll Clerk                     0
8 Vine Street                                           Renaissance Software Inc.
Waldwick NJ
07463

Laureen L Sirowitz                      850(76)         Product Demonstrator              0
59-11 69 Lane                                           Renaissance Software Inc.
Maspeth NY
11378

Thomas  Snyder                        4,250(76)         Corporate VP                      0
2 Stoney Farm Lane                                      Technical Services
Brookfield CT 06804

Raymond P. Sperl                      2,125(76)         Executive Associate               0
7 Gladeview Court                                       Renaissance Software Inc.
Medford NY
11763

Karen  Terry                          1,700(76)                                           0
77 Railroad Street
Greenlawn NY
11740

Karen M Vegvari                         850(76)         Database Administrator            0
119 Arlinton Street                                     Renaissance Software Inc.
Mineola NY
11501

Clive I Waugh                         2,550(76)         Programmer                        0
469 Wyckoff Avenue                                      Renaissance Software Inc.
Ramsey NJ
07446

John J Wells                          1,700(76)         Programmer                        0
911 Washington Avenue                                   Renaissance Software Inc.
Washington Twp NJ
07675

John Engert                           1,700(76)                                           0
8 Rutherford St.
St. James NY 11780

Bryan James Maguire                  70,000             Financial Director                0
c/o Finers Solicitors                                   Portable Software Solutions
179 Great Portland Street
London, WIN6L

St. Georges Trustees Limited        175,000             Strategic Marketing Director      0
FBO The Anglesea Settlement                             Portable Software Solutions
c/o Paine Webber, Inc.
222 E. Carrillo St.
Suite 1111
Santa Barbara, CA 93101

St. Georges Trustees Limited        153,000             Sales Consultant                  0
Trustees of the Godfrey Smith                           Portable Software Solutions
Settlement
c/o Finers Solicitors
179 Great Portland St.
London, WIN6SL


     1. Zesiger Capital Group LLC ("ZCG") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. ZCG exercises sole investment discretion (dispositive and voting power decisions) with respect to the shares of Common Stock of Vertex. The individual responsible for making the decisions at ZCG is Albert L. Zesiger Managing Director.

     2.  Peter Wright has dispositive and voting power over the shares.

     3.  Daniel Green has dispositive and voting power over the shares.

     4. Stephen M. Duff, a director of the Company, has dispositive and voting power over the shares.

     5. Includes shares underlying 300,000 options issued pursuant to the Financial Consulting Agreement referred to at the beginning of this Section.

     6.  Steve Yardumian has dispositive and voting power over the shares.


     7. These shares are a portion of the 75,000 shares underlying the options issued to H.C. Wainwright & Co., referred to at the beginning of this section. The options have been assigned by H.C. Wainwright & Co. to the named individuals.

     8. Dina Lyaskavets and Edward Berry have dispositive and voting power over the shares.

     9. Includes 9,997 shares and 3,000 shares underlying options issued pursuant to the December, 2000 private placement.

     10. Includes 13,000 shares and 3,900 shares underlying options issued pursuant to the December, 2000 private placement.

     11. Michael Roth has dispositive and voting power over the shares. Includes 337,480 and 101,244 shares underlying options issued pursuant to the December, 2000 private placement.

     12. Michael Roth has dispositive and voting power over the shares. Includes 112,502 and 33,751 shares underlying options issued pursuant to the December, 2000 private placement.

     13. Davis Parr has dispositive and voting power over the shares. Includes 154,791 and 46,438 shares underlying options issued pursuant to the December, 2000 private placement.

     14. Davis Parr has dispositive and voting power over the shares. Includes 295,191 and 88,558 shares underlying options issued pursuant to the December, 2000 private placement.

     15. William Mattison, Jr. has dispositive and voting power over the shares.

     16. William Mattison, Jr. has dispositive and voting power over the shares.

     17. Options issued pursuant to the December, 2000 private placement.

     18. Includes 32,500 shares and 9,750 shares underlying options issued pursuant to the December, 2000 private placement.

     19. Eric Singer has dispositive and voting power over the shares. Includes 3,250 shares and 975 shares underlying options issued pursuant to the December, 2000 private placement.

     20. Eric Singer has dispositive and voting power over the shares. Includes 3,250 shares and 975 shares underlying options issued pursuant to the December, 2000 private placement.

     21. Eric Singer has dispositive and voting power over the shares. Includes 3,250 shares and 975 shares underlying options issued pursuant to the December, 2000 private placement.

     22. Eric Singer has dispositive and voting power over the shares. Includes 3,250 shares and 975 shares underlying options issued pursuant to the December, 2000 private placement.

     23. Jay Nikse has dispositive and voting power over the shares.

     24. Jay Nikse has dispositive and voting power over the shares.

     25. Includes 220,228 shares and 4,250 shares underlying options issued pursuant to the Renaissance acquisition.

     26. Includes 91,955 shares and 146,625 shares underlying options issued pursuant to the Renaissance acquisition.

     27. Includes 190,477 shares and 227,375 shares underlying options issued pursuant to the Renaissance acquisition.

     28. Includes 8,500 shares and 4,250 shares underlying options issued pursuant to the Renaissance acquisition.

     29. Includes 19,125 shares and 4,250 shares underlying options issued pursuant to the Renaissance acquisition.

     30. Barry Nadler has dispositive and voting power over the shares.

     31. Includes 4,250 shares and 18,700 shares underlying options issued pursuant to the Renaissance acquisition.

     32. Includes 1,912 shares and 1,275 shares underlying options issued pursuant to the Renaissance acquisition.

     33. Includes 1,488 shares and 4,250 shares underlying options issued pursuant to the Renaissance acquisition.

     34. Includes 425 shares and 850 shares underlying options issued pursuant to the Renaissance acquisition.

     35. Includes 425 shares and 1,700 shares underlying options issued pursuant to the Renaissance acquisition.

     36. Jeffrey Davidowitz has dispositive and voting power over the shares.

     37. Jeffrey Davidowitz has dispositive and voting power over the shares.

     38. Jeffrey Davidowitz has dispositive and voting power over the shares.

     39. Andrew Chase has dispositive and voting power over the shares.

     40. David Milligan has dispositive and voting power over the shares.

     41. Nicholas J. Preftakes has dispositive and voting power over the shares.

     42. Includes 1,700 shares and 8,500 shares underlying options issued pursuant to the Renaissance acquisition.

     43. Kyle Krause has dispositive and voting power over the shares.

     44. Kyle Krause has dispositive and voting power over the shares.

     45. Includes 213 shares and 850 shares underlying options issued pursuant to the Renaissance acquisition.

     46. Includes 17,709 and 18,416 shares underlying options issued pursuant to the Renaissance acquisition.

     47. Includes 284 shares and 1,983 shares underlying options issued pursuant to the Renaissance acquisition.

     48. Gerald Tsai has dispositive and voting power over the shares.

     49. Michael Adler has dispositive and voting power over the shares.

     50. Kevin Burns has dispositive and voting power over the shares.

     51. Kevin Burns has dispositive and voting power over the shares.

     52. Kevin Burns has dispositive and voting power over the shares.

     53. Jim Gordon has dispositive and voting power over the shares.

     54. Don Salsbery has dispositive and voting power over the shares.

     55. Don Salsbery has dispositive and voting power over the shares.

     56. Tiffany Shaw has dispositive and voting power over the shares.

     57. Kenneth Baccells has dispositive and voting power over the shares.

     58. Donald L. Blumenthal has dispositive and voting power over the shares.

     59. James Delaney has dispositive and voting power over the shares.

     60. Mark Weissman has dispositive and voting power over the shares.

     61. Cynthia Weissman has dispositive and voting power over the shares.

     62. John W. Feldt has dispositive and voting power over the shares.

     63. Jack F. Kellner has dispositive and voting power over the shares.

     64. Randy Ralph has dispositive and voting power over the shares.

     65. Randy Ralph has dispositive and voting power over the shares

     66. Erik Lieberman has dispositive and voting power over the shares.

     67. David Gobberdiel has dispositive and voting power over the shares.

     68. Stanley Seidler has dispositive and voting power over the shares.

     69. J. Ira Harris has dispositive and voting power over the shares.

     70. William Knapp has dispositive and voting power over the shares.

     71. Philip J. Ruden has dispositive and voting power over the shares.

     72. Robert McKay has dispositive and voting power over the shares.

     73. Elaine McKay has dispositive and voting power over the shares.

     74. Includes 283 shares and 2,833 shares underlying options issued pursuant to the Renaissance acquisition.

     75. Includes 1,133 shares and 3,683 shares underlying options issued pursuant to the Renaissance acquisition.

     76. Represents shares underlying options issued pursuant to the Renaissance acquisition.

                              PLAN OF DISTRIBUTION

     The shares may be sold or distributed from time to time by the selling stockholders named in this Prospectus, by their transferees, or by their other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

     The selling stockholders may offer all or a portion of their shares at various times in one or more of the following transactions:

         In ordinary brokers' transactions and transactions in which the broker solicits purchasers;

         In transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this Prospectus;

         In transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

         In other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

         In privately negotiated transactions;

         In transactions to cover short sales; or

         In a combination of any of the foregoing transactions.

The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act.

     From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time by this Prospectus. The selling stockholders also may transfer and donate shares in other circumstances. The number of shares beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares or default in performing obligations secured by their shares. The plan of distribution for the shares offered and sold under this Prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this Prospectus.

     A selling stockholder may sell short the common stock. The selling stockholder may deliver this Prospectus in connection with such short sales and use the shares offered by this Prospectus to cover such short sales.

     A selling stockholder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

     The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

     If a selling stockholder sells shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this Prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.

     We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and other persons who participate in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.

     It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

     This offering by any selling stockholder will terminate on the date specified in the selling stockholder's registration rights agreement with Vertex Interactive, Inc. or, if earlier, on the date on which the selling stockholder has sold all of his shares.

                                  LEGAL MATTERS

     The validity of the shares offered hereby will be passed upon by the Law Offices of Jeffrey D. Marks, P.C., Clifton, New Jersey.

                                     EXPERTS

Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended September 30, 2000, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

Margolin, Winer & Evens LLP, independent auditors, have audited the financial statements of Renaissance Software, Inc. for the years ending December 31, 1999 and 1998, appearing in our Current Report on Form 8-K/A dated September 18, 2000, filed with the Securities and Exchange Commission on December 4, 2000, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. The financial statements of Renaissance Software, Inc. for the years ending December 31, 1999 and 1998 are incorporated by reference in reliance on Margolin, Winer & Evens LLP's report, given on their authority as experts in accounting and auditing.

WithumSmith+Brown, independent auditors, have audited the combined financial statements of Data Control Systems, Inc. and DCS Capital Corp. for the years ending November 30, 1999 and 1998, appearing in our Current Report on Form 8-K/A dated March 31, 2000, filed with the Securities and Exchange Commission on June 14, 2000, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. The combined financial statements of Data Control Systems, Inc. and DCS Capital Corp. for the years ending November 30, 1999 and 1998 are incorporated by reference in reliance on WithumSmith+Brown's report, given on their authority as experts in accounting and auditing.

Ernst & Young, independent auditors, have audited the combined financial statements of Portable Software Solutions Limited for the years ending September 30, 1999 and 1998, appearing in our Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. The combined financial statements of Portable Software Solutions Limited for the years ending September 30, 1999 and 1998 are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.

ATM Consult GmbH Wirtschaftspruefungsgesellschaft, independent auditors, have audited the consolidated financial statements of ICS International AG Identcode-Systeme for the years ending September 30, 1999 and 1998, appearing in our Current Report on Form 8-K/A dated September 22, 1999, filed with the Securities and Exchange Commission on December 6, 1999, as set forth in their report appearing therein, which is incorporated by reference in this prospectus and registration statement. The consolidated financial statements of ICS International AG Identcode-Systeme for the years ending September 30, 1999 and 1998 are incorporated by reference in reliance on ATM Consult GmbH Wirtschaftspruefungsgesellschaft's report, given on their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the expenses (other than underwriting discounts and commissions) which, other than the SEC registration fee, are estimates, payable by Vertex in connection with the sale and distribution of the securities registered hereby:


         SEC registration fee..................................   $14,089
         Printing expenses.....................................   $   500
         Blue Sky fees and expenses............................   $   250
         Accountants' fees and expenses........................   $10,000
         Legal fees and expenses...............................   $14,000
         Miscellaneous.........................................   $   200
                                                                  -------
         Total.................................................   $39,039


Item 15.  Indemnification of Directors and Officers

     Our Amended Certificate of Incorporation limits directors' and officers' liability for monetary damages for breaches of their duties of care owed to Vertex to the fullest extent permitted by New Jersey law. However, this provision does not apply with respect to any liability resulting from acts or omissions that (i) were in breach of his duty of loyalty to Vertex or our stockholders; (ii) were not in good faith or in knowing violation of law or
(iii) resulted in receipt by the corporate agent of an improper personal benefit.

     Pursuant to the provisions of Section 14A:3-5 of the Business Corporation Act of New Jersey, every New Jersey corporation has power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the company or of any corporation, partnership, joint venture, trust or other enterprise for which he is or was serving in such capacity at the request of the company, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred by him in connection with such action, suit or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interests, or not opposed to the best interest, of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the company as well as in the case where the corporate agent is adjudged to be liable to the company only to the extent that the court, in its discretion, feels that in the light of all the circumstances, indemnification should apply.

     To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is, pursuant to Section 14A:3-5 of the Business Corporation Act of New Jersey, entitled to indemnification as described above. Section 14A:3-5 also grants power to advance litigation expenses upon receipt of an undertaking to repay such advances in the event no right to indemnification is subsequently shown. A company may also obtain insurance at its expense to protect anyone who might be indemnified, or has a right to insist on indemnification, under the statute. We have such insurance in effect with aggregate and per occurrence limitations of $5 million.

Item 16. Exhibits

     See Exhibit Index.

Item 17. Undertakings

     The undersigned hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     6. The undersigned hereby undertakes that:

        (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey, on this 31st day of January, 2001

                            VERTEX INTERACTIVE, INC.

                            BY:/s/NICHOLAS R.H. TOMS
                               ----------------------
                               NICHOLAS R.H. TOMS
                               Joint Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated in one or more counterparts.

DATED: January 31, 2001     BY:/S/HUGO H. BIERMANN
                               -------------------
                                    HUGO H. BIERMANN
                                    Joint Chairman of the Board
                                    Joint Chief Executive Officer and Director

DATED: January 31, 2001     BY:/S/NICHOLAS R.H. TOMS
                               ---------------------
                                    NICHOLAS R.H. TOMS
                                    Joint Chairman of the Board
                                    Joint Chief Executive Officer and Director

DATED: January 31, 2001     BY:/S/STEPHEN M. DUFF
                               ------------------
                                    STEPHEN M. DUFF
                                    Director

DATED: January 31, 2001     BY:/S/WAYNE L. CLEVENGER
                               ---------------------
                                    WAYNE L. CLEVENGER
                                    Director

DATED: January 31, 2001     BY:/S/GEORGE POWCH
                               ---------------
                                    GEORGE POWCH
                                    Director

DATED: January 31, 2001     BY:/S/JOSEPH R. ROBINSON
                               ---------------------
                                    JOSEPH R. ROBINSON
                                    Director

DATED: January 31, 2001     BY:/S/GREGORY N. THOMAS
                               --------------------
                                    GREGORY N. THOMAS,
                                    Vice Chairman of the Board
                                    Director

DATED: January 31, 2001     BY:/S/OTTO LEISTNER
                               ---------------------
                                    OTTO LEISTNER
                                    Director

                                  EXHIBIT INDEX

Exhibit No.    Description
----------     -----------
 5.1           Opinion of Law Offices of Jeffrey D. Marks, Esq., P.C.

23.1           Consent of Ernst & Young LLP

23.2           Consent of Margolin, Winer & Evens, LLP

23.3           Consent of WithumSmith + Brown

23.4           Consent of ATM Consult GmbH Wirtschaftspruefungsgesellschaft

23.5           Consent of Ernst & Young